LEHMAN BROTHERS HOLDINGS INC.



                       S&P 500(R) Index Callable SUNS(R)

             Stock Upside Note Securities(R) Due November 6, 2009

Number R-1                                                          $7,611,000
ISIN US524908JK74                                             CUSIP: 524908JK7

See Reverse for Certain Definitions

     THIS SECURITY (THIS "SECURITY") IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITORY OR A NOMINEE THEREOF. UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR SECURITIES IN CERTIFICATED FORM, THIS SECURITY MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITORY TO A NOMINEE OF THE DEPOSITORY OR BY A NOMINEE OF THE DEPOSITORY TO SUCH DEPOSITORY OR ANOTHER NOMINEE OF THE DEPOSITORY OR BY THE DEPOSITORY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITORY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITORY. UNLESS THIS SECURITY IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TO LEHMAN BROTHERS HOLDINGS INC. OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY SECURITY ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

     LEHMAN BROTHERS HOLDINGS INC., a corporation duly organized and existing under the laws of the State of Delaware (hereinafter called the "Company"), for value received, hereby promises to pay to Cede & Co. or its registered assigns, at the office or agency of the Company in the Borough of Manhattan, The City of New York, on the Stated Maturity Date, in such coin or currency of the United States of America at the time of payment shall be legal tender for the payment of public and private debts, for each $1,000 principal amount of the Securities represented hereby, an amount equal to the Maturity Payment Amount, unless the Securities have been previously called for redemption. THE SECURITIES REPRESENTED HEREBY SHALL NOT BEAR ANY INTEREST.

     Any amount payable on the Stated Maturity Date or the Redemption Date shall be paid only upon presentation and surrender of this Security.

     REFERENCE IS HEREBY MADE TO THE FURTHER PROVISIONS OF THIS SECURITY SET FORTH ON THE REVERSE HEREOF WHICH FURTHER PROVISIONS SHALL FOR ALL PURPOSES HAVE THE SAME EFFECT AS IF SET FORTH AT THIS PLACE.

     "S&P," "S&P 500," "Standard & Poor's," "Standard & Poor's 500" and "500" are the trademarks of McGraw-Hill Inc. and have been licensed to Lehman Brothers Holdings Inc. The Securities, based on the performance of the S&P 500 Index, are not sponsored, endorsed, sold or promoted by Standard & Poor's and Standard and Poor's makes no representation regarding the advisability of investing in the Securities.

     "SUNS" and "Stock Upside Note Securities" are trademarks of Lehman Brothers Inc., a wholly-owned subsidiary of Lehman Brothers Holdings Inc.

     This Security shall not be valid or become obligatory for any purpose until the certificate of authentication hereon shall have been signed by the Trustee under the Indenture referred to on the reverse hereof.

     IN WITNESS WHEREOF, LEHMAN BROTHERS HOLDINGS INC. has caused this instrument to be signed by its Chairman of the Board, its Vice Chairman, its President, its Chief Financial Officer, one of its Vice Presidents or its Treasurer, by manual or facsimile signature under its corporate seal, attested by its Secretary or one of its Assistant Secretaries by manual or facsimile signature.

Dated:  November 6, 2003                LEHMAN BROTHERS HOLDINGS INC.



                                        By:
                                               -------------------------------
                                               Name:
                                               Title:


                                        Attest:
                                               -------------------------------
                                               Name:
                                               Title:


                    TRUSTEE'S CERTIFICATE OF AUTHENTICATION

     This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.

Dated:  November 6, 2003

CITIBANK, N.A.,
  as Trustee

By:
    ------------------------------------
    Name:
    Title: Authorized Signatory

                              Reverse of Security

     This Security is one of a duly authorized series of Securities of the Company designated as S&P 500(R) Index Callable SUNS(R), Stock Upside Note Securities Due November 6, 2009 (herein called the "Securities"). The Company may, without the consent of the holders of the Securities, create and issue additional notes ranking equally with the Securities and otherwise similar in all respects so that such further notes shall be consolidated and form a single series with the Securities; provided that no additional notes can be issued if an Event of Default has occurred with respect to the Securities. This series of Securities is one of an indefinite number of series of debt securities of the Company, issued and to be issued under an indenture, dated as of September 1, 1987, as amended (herein called the "Indenture"), duly executed and delivered by the Company and Citibank N.A., as trustee (herein called the "Trustee", which term includes any successor trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a description of the rights, limitations of rights, obligations, duties and immunities thereunder of the Company, the Trustee and the Holders of the Securities.

     The Final Index Level and the Maturity Payment Amount shall be determined by the Calculation Agent pursuant to the Calculation Agency Agreement.

     All percentages resulting from any calculation with respect to the Securities will be rounded at the Calculation Agent's discretion.

     The Trustee shall fully rely on the determination by the Calculation Agent of the Final Index Level and the Maturity Payment Amount and shall have no duty to make any such determination.

     This Security is not subject to any sinking fund.

     Beginning on November 6, 2005, the Company may redeem the Securities in whole but not in part, at its option on any date (the "Redemption Date") up to but excluding the Stated Maturity Date. The redemption prices are specified in the table below, in each case expressed as a percentage of the principal amount of the Securities to be redeemed:

              Redemption Date                                 Redemption Price


From and including November 6, 2005 to and
including November 5, 2006                                           118%

From and including November 6, 2006 to and
including November 5, 2007                                           127%

From and including November 6, 2007 to and
including November 5, 2008                                           136%

From and including November 6, 2008 to and
including November 5, 2009                                           145%


Notice of any redemption will set forth the Redemption Date and will be mailed at least 30 days before the Redemption Date to each holder of the Securities to be redeemed.

     If an Event of Default with respect to the Securities shall occur and be continuing, the amounts payable on all of the Securities may be declared due and payable in the manner and with the effect provided in the Indenture. The amount payable to the Holder hereof upon any acceleration permitted under the Indenture will be equal to the Maturity Payment Amount calculated as though the date of acceleration was the Stated Maturity Date and the date three Business Days prior thereto was the date for determining the Closing Level for the last monthly period.

     The Indenture contains provisions permitting the Company and the Trustee, with the consent of the holders of not less than 66 2/3% in aggregate principal amount of each series of Securities at the time outstanding to be affected (each series voting as a class), evidenced as in the Indenture provided, to execute supplemental indentures adding any provisions to, or changing in any manner or eliminating any of the provisions of the Indenture or of any supplemental indenture or modifying in any manner the rights of the holders of the Securities of all such series; provided, however, that no such supplemental indenture shall, among other things, (i) change the fixed maturity of any Security, or reduce the principal amount thereof, or reduce the rate or extend the time of payment of interest thereon, if any, or reduce any premium payable on redemption, or make the principal thereof, or premium, if any, or interest thereon, if any, payable in any coin or currency other than that hereinabove provided, without the consent of the holder of each Security so affected, or (ii) change the place of payment on any Security, or impair the right to institute suit for payment on any Security, or reduce the aforesaid percentage of Securities, the holders of which are required to consent to any such supplemental indenture, without the consent of the holders of each Security so affected. It is also provided in the Indenture that, prior to any declaration accelerating the maturity of any series of Securities, the holders of a majority in aggregate principal amount of the Securities of such series outstanding may on behalf of the holders of all the Securities of such series waive any past default or Event of Default under the Indenture with respect to such series and its consequences, except a default in the payment of interest, if any, or the principal of, or premium, if any, on any of the Securities of such series, or in the payment of any sinking fund installment or analogous obligation with respect to Securities of such series. Any such consent or waiver by the Holder of this Security shall be conclusive and binding upon such Holder and upon all future holders and owners of this Security and any Securities which may be issued in exchange or substitution hereof, irrespective of whether or not any notation thereof is made upon this Security or such other Securities.

     No reference herein to the Indenture and no provision of this Security or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal amount with respect to this Security.

     The Securities are issuable in denominations of $1,000 and any integral multiples of $1,000.

     The Company, the Trustee, and any agent of the Company or of the Trustee may deem and treat the registered holder (the "Holder") hereof as the absolute owner of this Security (whether or not this Security shall be overdue and notwithstanding any notation of ownership or other writing hereon), for the purpose of receiving payment hereof, or on account hereof, and for all other purposes and neither the Company nor the Trustee nor any agent of the Company or of the Trustee shall be affected by any notice to the contrary. All such payments made to or upon the order of such registered holder shall, to the extent of the sum or sums paid, effectually satisfy and discharge liability for moneys payable on this Security.

     No recourse for the payment of the principal of, premium, if any, or interest, if any, on this Security, or for any claim based hereon or otherwise in respect hereof, and no recourse under or upon any obligation, covenant or agreement of the Company in the Indenture or any indenture supplemental thereto or in any Security, or because of the creation of any indebtedness represented thereby, shall be had against any incorporator, stockholder, officer or director, as such, past, present or future, of the Company or of any successor corporation, either directly or through the Company or any successor corporation, whether by virtue of any constitution, statute or rule of law or by the enforcement of any assessment or penalty or otherwise, all such liability being, by the acceptance hereof and as part of the consideration for the issue hereof, expressly waived and released.

     The Company agrees, and by acceptance of beneficial ownership interest in the Securities each beneficial holder of the Securities will be deemed to have agreed, for United States federal income tax purposes, (i) to treat the Securities as indebtedness that is subject to Treas. Reg. Sec. 1.1275-4 (the "Contingent Payment Regulations") and (ii) to be bound by the Company's determination of the "comparable yield" and "projected payment schedule," within the meaning of the Contingent Payment Regulations, with respect to the Securities. The Company has determined the "comparable yield" to be 4.23% per annum, compounded semi-annually, and the projected "payment schedule" per $1,000 note to be $1,285.51 due on the Stated Maturity Date.

     As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Security is registrable in the Security Register, upon surrender of this Security for registration of transfer at the Corporate Trust Office or agency in a Place of Payment for this Security, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed by, the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Securities of this series or of like tenor and of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

     THE INDENTURE AND THIS SECURITY SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

     Set forth below are definitions of the terms used in this Security.

     "Alternative Redemption Amount" shall mean, with respect to each $1,000 principal amount of Securities, the product of (a) $1,000 and (b) the Final Index Level, divided by the Initial Index Level.

     "AMEX" shall mean the American Stock Exchange LLC.

     "Business Day", notwithstanding any provision in the Indenture, shall mean any day that is not a Saturday, a Sunday or a day on which the NYSE, the Nasdaq or the AMEX is not open for trading or banking institutions or trust companies in the City of New York are authorized or obligated by law or executive order to close.

     "Calculation Agency Agreement" shall mean the Calculation Agency Agreement, dated as of November 6, 2003, between the Company and the Calculation Agent, as amended from time to time.

     "Calculation Agent" shall mean the person that has entered into an agreement with the Company providing for, among other things, the determination of the Final Index Level and the

Maturity Payment Amount, which term shall, unless the context otherwise requires, include its successors and ssigns. The initial Calculation Agent shall be Lehman Brothers Inc.

     "Close of Trading" shall mean, in respect of any primary exchange or quotation system, the scheduled weekday closing time on a day on which the primary exchange or quotation system is scheduled to be open for trading for its respective regular trading session, without regard to after hours or any other trading outside of the regular trading session hours.

     "Closing Level" shall mean, with respect to any day, the official closing level of the Index or any Successor Index on such day, as reported by S&P or the publisher of the Successor Index.

     "Company" shall have the meaning set forth on the face of this Security.

     "Exchange Business Day" shall mean any day on which the NYSE, or the relevant exchange for any Successor Index, is scheduled to be open for its regular trading session.

     "Final Index Level" shall mean the Closing Level on the Valuation Date.

     "Holder" shall have the meaning set forth on the reverse of this Security.

     "Indenture" shall have the meaning set forth on the reverse of this Security.

     "Index" shall mean the S&P 500 Index, as calculated, published and disseminated by S&P.

     "Initial Index Level" shall mean 1059.02, the Closing Level on November 3, 2003.

     "Market Disruption Event", on any day, shall mean, with respect to the Index or any Successor Index, the occurrence of any of the following events, as determined by the Calculation Agent in its sole discretion:

          (i) A material suspension of or limitation imposed on trading relating to the securities that then comprise 20% or more of the Index or any Successor Index by the primary exchange or quotation system on which those securities are traded, at any time during the one-hour period that ends at the Close of Trading on such day, whether by reason of movements in price exceeding limits permitted by that primary exchange or quotation system or otherwise.

          (ii) A material suspension of or limitation imposed on trading in futures or options contracts relating to the Index or any Successor Index by the primary exchange or quotation system on which those futures or options contracts are traded, at any time during the one-hour period that ends at the Close of Trading on such day, whether by reason of movements in price exceeding limits permitted by that primary exchange or quotation system or otherwise.

          (iii) Any event, other than an early closure, that disrupts or impairs the ability of market participants in general to effect transactions in, or obtain market values for, the securities that then comprise 20% or more of the Index or any Successor Index on the primary exchange or quotation system on which those securities are traded at any time during the one-hour period that ends at the Close of Trading on such day.

          (iv) Any event, other than an early closure, that disrupts or impairs the ability of market participants in general to effect transactions in, or obtain market values for, futures or options contracts relating to the Index or any Successor Index on the primary exchange or quotation system on which those futures or options contracts are traded at any time during the one-hour period that ends at the Close of Trading on such day.

          (v) The closure of the primary exchange or quotation system on which securities that then comprise 20% or more of the Index or any Successor Index are traded or on which futures or options contracts relating to the Index or any Successor Index are traded prior to its scheduled closing time unless the earlier closing time is announced by the primary exchange or quotation system at least one hour prior to the earlier of (1) the actual closing time for the regular trading session on the primary exchange or quotation system and (2) the submission deadline for orders to be entered into the primary exchange or quotation system for execution at the Close of Trading on such day.

          (vi) The Company, or any of its affiliates, is unable, after using commercially reasonable efforts to unwind or dispose of, or realize, recover or remit the proceeds, of any transactions or assets it deems necessary to hedge the equity price risk of entering into and performing its obligations with respect to the Securities.

          For purposes of determining whether a Market Disruption Event has occurred: the relevant percentage contribution of a security to the level of the Index or any Successor Index will be based on a comparison of (x) the portion of the level of the index attributable to that security and
     (y) the overall level of the index, in each case immediately before the occurrence of the Market Disruption Event.

     "Maturity Payment Amount", for each $1,000 principal amount of Securities, shall be equal to the greater of (a) $1,000 and (b) the Alternative Redemption Amount.

     "Nasdaq" shall mean The Nasdaq Stock Market, Inc.

     "NYSE" shall mean The New York Stock Exchange, Inc.

     "S&P" shall mean Standard & Poor's, a division of McGraw-Hill, Inc.

     "Securities" shall have the meaning set forth on the reverse of this Security.

     "Security" shall have the meaning set forth on the face of this Security.

     "Stated Maturity Date" shall mean November 6, 2009 (or if November 6, 2009 is not a Business Day, on the next succeeding Business Day); provided, that if a Market Disruption Event occurs on the Valuation Date, the Stated Maturity Date shall be the third Business Day following the date the Final Index Level is determined.

     "Successor Index" shall mean such substitute index as the Calculation Agent may select pursuant to the Calculation Agency Agreement upon discontinuance of the Index.

     "Trustee" shall have the meaning set forth on the reverse of this Security.

     "Valuation Date" shall mean November 3, 2009; provided, that if such day is not an Exchange Business Day, the Valuation Date shall mean the next succeeding Exchange Business Day; provided further, that if a Market Disruption Event occurs on such date, the Valuation Date will be the next succeeding Exchange Business Day on which no Market Disruption Event occurs.

     All terms used but not defined in this Security are used herein as defined in the Indenture or the Calculation Agency Agreement.

                       --------------------------------

     The following abbreviations, when used in the inscription on the face of the within Security, shall be construed as though they were written out in full according to applicable laws or regulations:


TEN COM - as tenants in common    UNIF GIFT MIN ACT - ______ Custodian _______
                                                      (Cust)           (Minor)
TEN ENT - as tenants by the entireties     under Uniform Gifts to Minors
JT TEN  - as joint tenants with right of   Act _________________________
          Survivorship and not as                    (State)
          tenants in common

            Additional abbreviations may also be used though not in
                               the above list.

                       --------------------------------

     FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto

PLEASE INSERT SOCIAL SECURITY OR OTHER
IDENTIFYING NUMBER OF ASSIGNEE

--------------------------------

--------------------------------


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(Name and Address of Assignee, including zip code, must be printed or typewritten.)


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the within Security, and all rights thereunder, hereby irrevocably constituting and appointing

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to transfer the said Security on the books of the Company, with full power of substitution in the premises.

     Dated:

                                      ----------------------------------------

     NOTICE: The signature to this assignment must correspond with the name as it appears upon the face of the within Security in every particular, without alteration or enlargement or any change whatever.

Signature(s) Guaranteed:



---------------------------
THE SIGNATURE(S) SHOULD BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION (BANKS, STOCKBROKERS, SAVINGS AND LOAN ASSOCIATIONS AND CREDIT UNIONS WITH MEMBERSHIP IN AN APPROVED MEDALLION SIGNATURE GUARANTEE PROGRAM), PURSUANT TO S.E.C. RULE 17Ad-15.